EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of FullCircle Registry, Inc. of our report dated April 9, 2014 on our audits of the financial statements of Fullcircle Registry, Inc. as of December 31, 2013 and for the fiscal years then ended.

/s/ Rodefer Moss & Co. PLLC

Rodefer Moss & Co. PLLC

New Albany, Indiana

October 3, 2014